FOR IMMEDIATE RELEASE

MONDAY, NOVEMBER 12, 2007

CARE INVESTMENT TRUST INC. ANNOUNCES

THIRD QUARTER 2007 RESULTS

NEW YORK – November 12, 2007 – Care Investment Trust Inc. (NYSE: CRE), a real estate investment and finance company formed principally to invest in healthcare-related commercial mortgage debt and real estate, today reported financial results for the quarter ended September 30, 2007. Both net income and funds from operations (FFO) for the third quarter of 2007 were $3.7 million, or $0.18 per basic and diluted share.

The Company initiated investment activities on June 22, 2007 upon the completion of its initial public offering. Therefore, there are no comparable financial results for the prior year

Portfolio Activity

During the quarter, the Company originated two new term loans totaling approximately $15.4 million through the Company’s external manager, CIT Healthcare LLC. In addition, the Company funded approximately $1.2 million to existing portfolio clients. The Company realized an early loan payoff from one borrower of $24.1 million and a partial payoff of $2.0 million from a second borrower. Gross investments in loans were $272.1 million at September 30, 2007 of which $237.7 million (15 loans) were variable rate and the remaining $34.4 million loan was fixed rate. The effective yield on the floating rate portion of the portfolio for the quarter ended September 30, 2007 was LIBOR plus 3.20 percent. The effective yield on the fixed rate loan for the quarter ended September 30, 2007 was 8.12 percent. Subsequent to the end of the third quarter, the Company received a $34.4 million early payoff of the fixed rate loan.

F. Scott Kellman, chief executive officer, stated, “Care’s portfolio demonstrated considerable strength during the third quarter. All loans performed in accordance with their terms and debt service coverage remained strong.”

Operating Activities

The Company generated total revenues of approximately $6.1 million during the third quarter, which included income on investments from loans of $5.9 million and other income of $0.2 million, primarily from interest earned on cash balances. The Company did not use leverage during the quarter ended September 30, 2007 and therefore did not incur any interest expense related to the financing of the Company’s investments in loans. Total expenses incurred during the quarter included approximately $1.3 million in management fees, approximately $0.1 million of non-employee stock based compensation and approximately $1.0 million in other operating expenses.

Net income allocable to common stockholders was approximately $3.7 million, or $0.18 per basic and diluted share, for the quarter ended September 30, 2007. Funds from operations (FFO) and adjusted funds

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from operations (AFFO) were approximately $3.7 million and $3.9 million, respectively. FFO and AFFO were both $0.18 per basic and diluted share for the third quarter.

Liquidity and Funding

At September 30, 2007, the Company had $23.9 million in cash and cash equivalents. On October 1, 2007, the Company secured a warehouse line of credit with Column Financial, Inc., an affiliate of Credit Suisse Securities LLC.

Mr. Kellman commented, “Management pursued two critical initiatives during the quarter - obtaining capital for growth through the finalization of our credit facility and determining the optimal strategy for deploying this capital going forward. The achievement of these objectives helps position Care for the future.”

Dividends

The Company’s Board of Directors declared an inaugural dividend of $0.17 per share of common stock for the third quarter 2007. The dividend is payable on November 30, 2007 to common shareholders of record on November 15, 2007

Conference Call Details

The Company will host a conference call on Monday, November 12, 2007, at 11:00 a.m. Eastern Time to discuss the third quarter results. The call may be accessed live by dialing 800-218-8862 or by visiting the Company’s website at www.carereit.com.

Investors may access a replay by dialing 800-405-2236, passcode 11101601, which will be available through November 19, 2007. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.

About Care Investment Trust

Care Investment Trust Inc. is a real estate investment and finance company formed principally to invest in healthcare-related commercial mortgage debt and real estate. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust’s Registration Statement on Form S-11 relating to its initial public offering and its Quarterly Report of Form 10-Q for its initial period of operations ended June 30, 2007. Care Investment Trust is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Funds from Operations and Adjusted Funds from Operations

Funds from Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

NAREIT currently defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Adjusted Funds from Operations

Adjusted Funds from Operations, or AFFO, is a non-GAAP financial measure. The Company computes AFFO in accordance with our management agreement’s definition of FFO and as such it may not be comparable to AFFO reported by other REITs that do not compute AFFO on the same basis. The Company’s management agreement defines FFO, for purposes of the agreement, to mean net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures; provided, that the foregoing calculation of Funds From Operations shall be adjusted to exclude one-time events pursuant to changes in GAAP and may be adjusted to exclude other non-cash charges after discussion between the Manager and the independent directors, and approval by the majority of the independent directors in the case of non-cash charges.

The Company believes that FFO and AFFO are helpful to investors as measures of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, FFO and AFFO provide investors with an indication of our ability to incur and service debt, to make investments and to fund other cash needs. AFFO, as defined in our agreement with our Manager, also provides the basis for the computation of the amount of the Management Incentive Fee payable to our Manager.

Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions.

FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Robert O’Neill	Leslie Loyet
Chief Financial Officer	Analysts/Investors
(973)-740-5115	(312) 640-6672
robert.oneill@carereit.com	lloyet@frbir.com

For more information on the company, please visit the company’s website at www.carereit.com

-Financial Tables to Follow-

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Care Investment Trust Inc.

Consolidated Balance Sheet – Unaudited

(dollars in thousands - except share and per share data)

September 30, 2007

Assets:
Cash and cash equivalents	$23,919
Investments in loans	271,990
Accrued interest receivable	2,336
Other assets	2,475
Total Assets	$300,720
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$2,026
Accrued expenses payable to related party	3,564
Other liabilities	1,924
Total Liabilities	7,514
Stockholders’ Equity:
Common stock: $0.001 par value, 250,000,000 shares authorized, issued and outstanding: 21,102,373	21
Additional paid-in-capital	298,368
Accumulated deficit	(5,183)
Total Stockholders’ Equity	293,206
Total Liabilities and Stockholders’ Equity	$300,720

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Care Investment Trust Inc.

Consolidated Statements of Operations – Unaudited

(dollars in thousands - except share and per share data)

	Three Months Ended September 30, 2007	Period from June 22, 2007 (Commencement of Operations) to September 30, 2007
Revenues
Income from investments in loans	$5,907	$6,480
Other income	217	220
Total Revenues	6,124	6,700
Expenses
Management fees paid to related party	1,279	1,335
Stock-based compensation to Manager	—	9,115
Stock-based compensation - other	142	161
Marketing, general and administrative	989	1,272
Total Expenses	2,410	11,883
Net income (loss)	$3,714	$(5,183)
Earnings per share
Net income (loss), basic and diluted	$0.18	$(0.25)
Basic and diluted weighted average common shares outstanding	20,864,040	20,864,040

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Care Investment Trust Inc.

Reconciliation of Non-GAAP Financial Measures – Unaudited

(dollars in thousands - except share and per share data)

	Three Months Ended September 30, 2007		For the period from June 22, 2007 (commencement of operations) to September 30, 2007
	FFO	AFFO	FFO	AFFO

Net income (loss) (GAAP)	$3,714	$3,714	$(5,183)	$(5,183)
Add:
Stock-based compensation to Manager	—	—	—	9,115
Stock-based non-employee compensation	—	142	—	161
Funds From Operations and Adjusted Funds From Operations	$3,714	$3,856	$(5,183)	$4,093
FFO and Adjusted FFO per share, basic and diluted	$0.18	$0.18	$(0.25)	$0.20
Basic and diluted weighted average shares outstanding	20,864,040	20,864,040	20,864,040	20,864,040

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